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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): July 22, 1998
                                                        --------------



                          PREMIERE TECHNOLOGIES, INC.
                           (Exact name of registrant
                          as specified in its charter)



                  Georgia             0-27778          59-3074176
           ----------------------   -----------    ------------------
               (State or other      (Commission    (I.R.S. Employer
               jurisdiction of      File Number)   Identification No.)
               incorporation)


     3399 Peachtree Road, N.E.
     The Lenox Building, Suite 600
     Atlanta, Georgia                                   30326
     -----------------------------------------        ----------
     (Address of principal executive offices)        (Zip Code)


      Registrant's telephone number, including area code:  (404) 262-8400


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5. Other Events

LITIGATION

        Since June 25, 1998, the Company and certain of its current and former officers, two of whom are currently directors and one of whom was previously a director, have been named as defendants in several shareholder class action lawsuits filed in the United States District Court for the Northern District of Georgia. As of July 24, 1998, the Company was aware of 12 such lawsuits. Plaintiffs seek to represent a class of individuals who purchased the Company's Common Stock during various periods, including as early as April 2, 1997 through June 10, 1998. Plaintiffs allege the defendants made positive public statements concerning the Company's growth and acquisitions. In particular, plaintiffs allege the defendants spoke positively about the Company's acquisition of Voice-Tel Enterprises, Inc., Xpedite Systems, Inc., American Teleconferencing Services, Ltd., TeleT Communications, LLC and VoiceCom Holdings, Inc., as well as its venture with UniDial Communications, its investment in USA.NET, Inc. and the roll out of Orchestrate. Plaintiffs allege these public statements were fraudulent because the defendants knowingly failed to disclose that the Company allegedly was not successfully consolidating and integrating these acquisitions. Alleged evidence of scienter include sales by certain individual defendants during the class period and the desire to keep the Common Stock price high so that future acquisitions could be made using the Company's Common Stock. Plaintiffs allege the truth was purportedly revealed on June 10, 1998, when the Company announced it would not meet analysts' estimates of second quarter 1998 earnings because, in part, of the financial difficulties experienced by a licensing customer and by a strategic partner in the Company's 800-based service unit, revenue shortfalls in its voice messaging business unit, as well as other unanticipated costs and one-time charges totaling approximately $17 million on a pre-tax basis. Plaintiffs allege the Company admitted it had experienced difficulty in achieving its anticipated revenue and earnings from its voice messaging unit due to difficulties in consolidating and integrating its sales function. Plaintiffs allege violation of Section 10(b) of the Securities Exchange Act of 1934 against all defendants and violation of Section 20(a) of the Securities Exchange Act of 1934 against the individual defendants as "controlling persons." The Company believes the alleged claims in these lawsuits are without merit. The Company intends to defend these lawsuits vigorously. Due to the inherent uncertainties of the litigation process and the judicial system, the Company is unable to predict the outcome of this litigation. If the outcome of any of this litigation is adverse to the Company, it could have a material adverse effect on the Company's business, financial condition and results of operations.

OPTION REPRICING

        Recent sharp declines in the market price of the Company's common stock, par value $0.01 per share (the "Common Stock"), have resulted in many outstanding employee stock options being exercisable at prices that exceed the current market price, thereby substantially impairing the effectiveness of such options as performance incentives. Consistent with the Company's philosophy of using equity incentives to motivate and retain management and employees, the Board of Directors determined it to be in the best interests of the Company and its shareholders to restore the performance incentives intended to be provided by employee stock options by repricing such options to the current market price. Consequently, on July 22, 1998, the Board of Directors of the Company determined to reprice or regrant all employee stock options which had exercise prices in excess of the closing price of the Common Stock on such date (other than those of Chief Executive Officer Boland T. Jones, who requested that his options not be repriced) to $10.25, which was the closing price of Premiere's Common Stock on July 22, 1998. In addition, some of the "underwater" employee stock options were regranted under the 1998 Plan described below at exercise prices of $10.25.

        While the vesting schedules will remain unchanged, all repriced and regranted options will be subject to a twelve-month black-out period, during which the options may not be exercised. In addition, if the optionee's employment is terminated during the black-out period, he or she will forfeit any repriced or regranted options that first vested during the twelve-month period preceding his or her termination of employment. By imposing the black-out and forfeiture provisions on the repriced and regranted options, the Board of Directors intends to provide added incentives for the optionees to continue service.

1998 STOCK PLAN

        The Board of Directors also approved on July 22, 1998 a new 1998 Stock Plan (the "1998 Plan") that essentially mirrors the terms of the Company's existing Second Amended and Restated 1995 Stock Plan (the "1995 Plan"), except that it is not intended for officers or directors and it does not provide for the grant of incentive stock options. Under the 1998 Plan, 4,000,000 shares of Common Stock are reserved for the grant of nonqualified stock options and other incentive awards to employees and consultants of the Company and its subsidiaries. The objective of the 1998 Plan is to provide the grantees with an incentive to achieve the Company's objectives by encouraging their continued service and contribution. In connection with the repricing of options, as discussed above, some of the options currently outstanding under the 1995 Plan will be cancelled and replaced with market-value options under the 1998 Plan, thereby achieving greater availability for the grant of incentive stock options and other performance incentives under the 1995 Plan.

APPOINTMENT OF PRESIDENT AND CHIEF OPERATING OFFICER

        On July 27, 1998, the Company announced the appointment of Peter C. Alexander to the position of President and Chief Operating Officer, effective August 1, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            (c)  Exhibits

        99.1 Press Release regarding the appointment of Peter C. Alexander as President and Chief Operating Officer.

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                                          SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on this 31st day of July 1998 by the undersigned hereunto duly authorized.


                                        PREMIERE TECHNOLOGIES, INC.



                                        By: /s/ Harvey A. Wagner
                                            -----------------------------
                                            Harvey A. Wagner
                                            Executive Vice President of
                                            Finance and Administration and
                                            Chief Financial Officer
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                               INDEX TO EXHIBITS

Exhibit                                                                 Page No.
-------                                                                 --------

99.1 Press Release regarding the appointment of Peter C. Alexander as President and Chief Operating Officer.